SALANT CORPORATION PENSION PLAN
                  AS RESTATED
                DECEMBER 1, 1988

               TABLE OF CONTENTS

    ARTICLE                                           PAGE
                   PREAMBLE..........................   1
        I       DEFINITIONS               ............. 2
        II      SERVICE    ..........................   8
        III     MEMBERSHIP....                         11
        IV      ELIGIBILITY FOR PLAN BENEFITS          12
        V       BENEFIT ACCRUAL                   ..   13
        VI      AMOUNT OF BENEFIT            ......    14
        VII     MANNER AND FORM OF PAYMENT             17
        VIII    CONTRIBUTIONS AND FUNDING.             21
        IX      LIMITATIONS ON BENEFITS AND CONTIBUTIONS 22
        X       TOP-HEAVY PLAN YEARS.............      28
        XI      ADMINISTRATION; CLAIMS PROCEDURE       34
        XII     THE TRUST FUND                     .   37
        XIII    AMENDMENT AND TERMINATION OFTHE PLAN   38
        XIV     LIMITATION OF BENEFITS FOR HIGHLY PAID
                  EMPLOYEES                            41
      XV         MISCELLANEOUS PROVISION           ..  42
                 APPENDIX A                            44

                                            PREAMBLE



        Salant Corporation hereby amends the Salant
Corporation Pension Plan (the "Plan") to comply with requirements of the Tax Reform Act of 1986, the Revenue Act of 1987, the
Technical and Miscellaneous Revenue Act of 1989, the Omnibus
Reconciliation Act of 1989 and the Unemployment Compensation
Amendments of 1992 (the "Acts") effective as of the pertinent effective dates contained in the provisions of the Acts, and restates the Plan as follows:
            ARTICLE I

                  DEFINITIONS


The following words and phrases when used with the initial capital letter throughout this Plan and any subsequent amendment thereof shall have the meanings set forth below unless a different meaning is plainly required by the context.

1.1 "Accrued Benefit" means the monthly amount of benefit to which a Member would be entitled, determined in accordance with Article V, commencing on the later of (a) his Normal Retirement Date and (b) his Benefit Commencement Date with the manner of payment being a Life Annuity as described in Section 7.3.

1.2     "Actuarial Equivalent" means

                 (a)  in the case of a benefit
                 other than a lump sum, an amount
                 of equivalent value determined on
                 the basis of (1) the Member's (and
                 where applicable, the beneficiary's)
                 age as of his Benefit
                 Commencement Date, (2) the 1971
                 Group Annuity Mortality Table
                 weighted 60% female, 40% male
                 for Members and 60% male, 40%
                 female for beneficiaries, and (3) an
                 investment rate of 7% compounded
                 annually; and

                 (b)  in the case of a lump sum
                 payable to a Member or former
                 Member, an amount equivalent to
                 the present value as of the
                 Member's Benefit Commencement
                 Date of the Member's Retirement
                 Benefit or Vested Deferred Benefit
                 payable as of his Normal
                 Retirement Date in the form of a
                 single life annuity, determined on
                 the basis of (1) the Member's age
                 as of his Benefit Commencement
                 Date, and (2) the mortality table
                 specified in (a) and (3) the interest
                 rates promulgated by the Pension
                 Benefit Guaranty Corporation for
                 single employer plan terminations
                 occurring on the first day of the
                 Plan Year of the date of payment.

                 (c)  in the case of a lump sum
                 payable to the surviving Spouse or
                 beneficiary of a Member, an
                 amount equivalent to the present
                 value, as of the Benefit
                 Commencement Date, of the
                 survivor annuity payable under
                 Section 4.5 or 4.6 in the form of a
                 single life annuity commencing on
                 the date specified in Section 7.5 or
                 7.6 based on (1) the age of the
                 surviving Spouse or beneficiary as
                 of the Benefit Commencement
                 Date, (2) the Mortality Tables
                 described in Subsection (a) above,
                 and (3) the interest rates
                 promulgated by the Pension
                 Benefit Guaranty Corporation for
                 single employer terminations
                 occurring on the first day of the
                 Plan Year of the date of payment.

1.3 "Affiliate" means any corporation or unincorporated business in control of, controlled by, or under common control with, the Company within the meaning of Sections 414(b) and (c) of the Code and any organization which is a member of an affiliated service group of which the Company is a member within the meaning of Section 414(m) of the Code; provided, however, that, for the purposes of the limitations upon the benefits of a Member contained in Article IX, "Affiliate" status shall be determined in accordance with Section 415(h) of the Code. Except to the extent approved by the Board of Directors, a corporation or unincorporated business shall not be deemed an Affiliate for any purpose under the Plan with respect to any period before it becomes an Affiliate.

1.4 "Benefit Commencement Date" means the date on which a Member's benefit payments commence under the Plan.

1.5 "Board of Directors" means the Board of Directors of Salant Corporation.

1.6 "Code" means the Internal Revenue Code of 1986, as amended.

1.7 "Committee" means the person or persons appointed by the Board to administer the Plan.

1.8     "Company" means Salant Corporation and any other
         Affiliate or other entity which, with the consent of the Board of Directors, has adopted the Plan and any successor to such Company. Each participating
         Company delegates all such rights, powers, and duties, including amendment or termination of the Plan, to Salant Corporation. Appendix A to the Plan lists the Companies that have adopted the Plan and the effective date of such adoption.

1.9 "Deferred Retirement" means a Member's retirement after his Normal Retirement Date.

1.10 "Deferred Retirement Date" means the first day of the month coincident with or next following a Member's
         Deferred Retirement.

1.11 "Early Retirement Age" means (a) the date a Member has both (1) attained his 55th birthday and (2) completed a 10-year period of Vesting Service, or (b) with respect to Members whose Severance from Service Date is prior to January 1, 1994, the date the Member has both (1) attained his 60th birthday and (2) completed a 10-year period of Vesting Service.

1.12 "Early Retirement Date" means (a) the first day of any month before his Normal Retirement Age as of which a Member elects to retire provided he has attained his Early Retirement Age by such date.

1.13    "Effective Date" means January 1, 1979.

1.14 "Eligible Spouse" means the person to whom a Member has been legally married during the 12-month period immediately preceding the Member's date of death, if such death is earlier than his Benefit
         Commencement Date, or the person to whom a Member is legally married as of such date, if applicable.

1.15 "Employee" means any person, including officers, employed by the Company who is classified by the Committee under uniform rules as other than a regular salaried, office, sales, security, supervisory or technical employee, provided that no person shall be an Employee if such person is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Company or an Affiliate, unless such agreement provides that such employees shall be eligible to participate in the Plan.

1.16 "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Company.

1.17    "ERISA" means the Employee Retirement Income
         Security Act of 1974, as amended.

1.18    "Hour of Service" means -

                 (a)  each hour for which an Employee is paid or

                 entitled to payment, by the
                 Company for the performance of
                 duties for the Company, credited
                 for the Plan Year or other
                 computation period in which such
                 duties were performed; or

                      (b)  each hour of a period
                 during which no duties are
                 performed due to vacation, holiday,
                 illness, incapacity, layoff, jury
                 duty, military duty or leave of
                 absence; and

                      (c)  each hour for which an
                 Employee has been awarded, or is
                 otherwise entitled to, back pay
                 from the Company, irrespective of
                 mitigation of damages, if he is not
                 entitled to credit for such hour
                 under any other Subsection of this
                 Section 1.18.

1.19 "Member" means an Employee who satisfies the requirements for Membership pursuant to Article III, and whose Membership shall not have terminated pursuant to such Article and any former Employee who is receiving or is entitled to receive a deferred benefit under the Plan.

1.20 "Normal Retirement Age" means the later of (a) the date a Member attains his 65th birthday and (b) the fifth anniversary of the commencement of his participation in the Plan.

1.21 "Normal Retirement Date" means the first day of the month coinciding with or next following a Member's
         Normal Retirement Age.

1.22 "Period of Service" means a period of Service commencing on an Employee's Employment
         Commencement Date or Reemployment
         Commencement Date, whichever is applicable, and ending on the earlier of the first anniversary of the date on which an Employee began a period of absence for any reason other than quit, retirement, discharge or death, and his Severance from Service Date, except as provided in Sections 2.1, 2.2, and 2.3 for purposes of, respectively, eligibility, benefit accrual and vesting.

                      The length of each Period
                 of Service shall be equal to the
                 number of complete years in such
                 Period of Service, counting from
                 the Employment Commencement
                 Date on which it began, and
                 including each month as 1/12 of a
                 year and each partial month as a
                 full month.

1.23 "Period of Severance" means the period of time commencing on an Employee's Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service for the Company.

1.24    "Plan" means the provisions of the Salant Corporation
         Pension Plan as restated effective December 1, 1988 and set forth herein.

1.25    "Plan Administrator" means Salant Corporation.

1.26 "Plan Year" means the eleven-month period beginning on January 1, 1979 and ending on November 30,
         1979; each twelve month period beginning on December 1 and ending on November 30 from December 1, 1979 through November 30, 1991; the month of December 1991; and each calendar year thereafter.

1.27 "Reemployment Commencement Date" means the first day following a Period of Severance on which an Employee performs an Hour of Service for the Company.

1.28    "Retirement Date" means the Member's Early
         Retirement Date, Normal Retirement Date or Deferred
         Retirement Date, as the case may be.

1.29 "Service" means an Employee's period of employment with the Company credited in accordance with Article
         II.

                 Service shall include periods
                 during which an Employee is
                 absent for military service provided
                 employment is resumed within the
                 period prescribed by the statutes of
                 the United States, as from time to
                 time in effect, for the exercise of
                 veteran's reemployment rights and
                 periods during which an employee
                 is absent pursuant to an authorized
                 leave of absence approved by the
                 Committee under uniform rules.

                 Service with an Affiliate shall be
                 taken into account as provided
                 under Section 2.1 and 2.3 for
                 purposes of, respectively, eligibility
                 and vesting.  For this purpose,

                 (a)  the word "Company" shall be replaced by
                 the term "Company or Affiliate" whenever it appears in Sections 1.16, 1.18, 1.23, 1.27 and
                 1.30; and

                 (b)  the word "Employee" when used in those
                 Sections enumerated in Subsection (a) shall include a person employed by an Affiliate.

                 To the extent that such periods
                 would have counted as Service had
                 the employer then been the
                 Company, Service shall also
                 include periods of employment by
                 any employer acting as a field
                 warehouseman if such employment
                 is determined by the Committee to
                 be solely in connection with a field
                 warehousing arrangement with the
                 Company.

                 1.30 "Severance from Service
                 Date" means the earlier of (a) the
                 date on which an Employee quits,
                 retires, is discharged or dies, and
                 (b) the later of (1) the first
                 anniversary of the first day of a
                 period in which an Employee
                 remains absent from Service (with
                 or without pay) with the Company
                 for any reason other than quit,
                 retirement, discharge or death, such
                 as vacation, holiday, sickness,
                 disability, leave of absence or
                 layoff, and (2) the second
                 anniversary of the date on which
                 an Employee began a period of
                 absence for any reason other than
                 quit, retirement, discharge or death,
                 if his absence beyond the first
                 anniversary of the date on which
                 he began such absence is by reason
                 of the pregnancy of such
                 Employee, the birth of a child of
                 such Employee, the placement of a
                 child in connection with the
                 adoption of such child by the
                 Employee, or the caring for such
                 child for a period beginning
                 immediately following such birth
                 or placement.

1.31 "Social Security Retirement Age" means, in the case of a Member born before January l, l938, age 65; in the case of a Member born after December 3l, l937 and before January l, l955, age 66; and in the case of a Member born after December 3l, l954, age 67.

1.32 "Spousal Consent" means, with respect to the election by a Member to waive the Qualified Joint and Survivor Annuity form pursuant to Section 7.2, that

                      (a)  the Member's Eligible
                 Spouse consents in writing to such
                 election, and the Spouse's consent
                 acknowledges the effect of such
                 election and is witnessed by a
                 Member of the Committee or by a
                 notary public; or

                      (b)  it is established to the
                 Committee's satisfaction that the
                 consent required under Subsection
                 (a) hereof is unobtainable because
                 the Member is unmarried, because
                 the Member's Eligible Spouse
                 cannot be located, or because of
                 such other circumstances as the
                 Secretary of the Treasury may by
                 regulation prescribe.

                 Any such consent and any such
                 determination as to the
                 impossibility of obtaining such
                 consent shall be effective only with
                 respect to the individual who signs
                 such consent or with respect to
                 whom such determination is made
                 and not with respect to any
                 individual who may subsequently
                 become the Eligible Spouse of
                 such Member.

1.33 "Trust" or "Trust Fund" means the trust established pursuant to the Trust Agreement to hold the assets of the Plan. The assets of the Plan may be held in one or more Trust Funds.

1.34 "Trust Agreement" means the agreement entered into between the Company and the Trustee pursuant to which the Trustee holds the Trust Fund.

1.35 "Trustee" means anyone serving as trustee under the Trust Agreement.

                      The masculine pronoun
                 whenever used shall include the
                 feminine and the singular shall
                 include the plural.
ARTICLE II

SERVICE

2.1     Eligibility Service

                 Eligibility Service means the
                 aggregate Period of Service
                 credited to an Employee and not
                 forfeited due to a Period of
                 Severance in accordance with
                 Section 2.4(a)(1).  For purposes of
                 this Section 2.1, the aggregate
                 Period of Service credited to an
                 Employee shall include each Period
                 of Service as an employee of the
                 Company not included in the
                 definition of Employee under
                 Section 1.15, each Period of
                 Service with an Affiliated
                 Company, each Period of
                 Severance taken into account under
                 Section 2.4(b) and in the case of
                 an individual who was an
                 employee of Denton Mills, Inc. on
                 the date on which it became an
                 Affiliate, the period of his
                 continuous employment by Denton
                 Mills, Inc. prior to such date.

2.2     Benefit Accrual Service

                 Benefit Accrual Service means the
                 aggregate Period of Service
                 credited to an Employee with the
                 exception of:

                 (a) any Period of Service forfeited due to a Period of Severance in accordance with
                 Section 2.4(a)(1), and

                 (b)  in the case of a Member who is not
                 credited with an Hour or Service on or after December 1, 1988, any Period of Service credited after his Normal Retirement Age,

                 (c)  any Period of Service credited to a
                 Member at a location listed below prior to the corresponding "benefit accrual start date"

        Location
Benefit Accrual Start Date

        Shultz Manufacturing               August 1, 1967
        Eagle Pass         December 1,
1976
        El Paso       December 1,
1976
        Del Rio       December 1,
1976
        Gibson             June 12,
1978
        West Dallas        January 1, 1992
        Denton Mills       January 1, 1992

                 (d)  any Period of Service by an individual
                 while he is not classified as an Employee.

                 Notwithstanding the above, to
                 determine a Member's period of
                 Benefit Accrual Service prior to
                 January 1, 1982, he shall be
                 considered to have completed a
                 one-year Period of Benefit Accrual
                 Service for each year of credited
                 service earned in accordance with
                 the provisions of the Plan as then
                 in effect and shall receive credit
                 for a one-year Period of Benefit
                 Accrual Service for each year of
                 such credited service.

2.3     Vesting Service

                 Vesting Service means whole years
                 of the aggregate Period of Service
                 credited to an Employee, whether
                 or not such Periods of Service
                 were rendered consecutively.

                 For purposes of this Section 2.3, the aggregate Periods of Service credited to an Employee shall include each Period of Service while an employee not included in the definition of Employee under Section 1.15, each Period of Service with an Affiliated Company, each Period of Severance taken into account under Section 2.4(b) and, in the case of an individual who was an employee of Denton Mills, Inc. on the date, on which it became an Affiliate, the
                 period of his continuous employment by Denton
                 Mills, Inc. prior to such date.

                 Notwithstanding the foregoing,
                 however, such aggregate Period of
                 Service shall not include any
                 Period of Service forfeited due to a
                 Period of Severance in accordance
                 with Section 2.4(a)(2).

                 Notwithstanding the above, to
                 determine a Member's period of
                 Vesting Service prior to January 1,
                 1982, he shall be considered to
                 have completed a one-year Period
                 of Vesting Service for each year of
                 credited service earned in
                 accordance with the provisions of
                 the Plan as then in effect and shall
                 receive credit for a one-year Period
                 of Vesting Service for each year of
                 such credited service.

2.4     Period of Severance:

         (a)     Effect of a Period of Severance

                           (1)  an Employee
                      who incurs a Period of
                      Severance before he has a
                      vested interest under the
                      Plan that equals or exceeds
                      the greater of (A) his Period
                      of Eligibility Service
                      credited prior to such
                      Period of Severance and (B)
                      five years, shall forfeit the
                      Period of Eligibility Service
                      and Period of Benefit
                      Accrual Service previously
                      credited to him.

                 (2)  an Employee who incurs a Period of
                 Severance before he has a vested interest under the Plan that equals or exceeds the greater of (A) his Period of Vesting Service credited prior to the Period of Severance and
                 (B) five years, shall forfeit the Period of Vesting Service previously credited to him.

                 (3)  the Period of Service of a person who
                 incurs a Period of Severance shall include
                 Service following such Period of Severance but
                           shall not include Service prior to such
                      Period of Severance until such person
                      completes a 12 consecutive month Period of Service following such Period of Severance.

                 (b)  Crediting of Period of Severance

                 (1)  if an Employee has a Severance from
                 Service Date by reason of a quit, discharge or retirement and then performs an Hour of Service within 12 months of his Severance from Service Date, the Period of Severance shall be taken into account for purposes of determining his aggregate Periods of Service under Sections 2.1 and 2.3.

                 (2)  if an Employee has a Severance from
                 Service Date by reason of a quit, discharge or retirement during a period of 12 months or less in which the Employee remains absent from Service for any reason other than a quit, discharge, retirement or death and then performs an Hour of Service within 12 months of the date on which he was first absent from service, the Period of Severance shall be taken into account for purposes of determining his aggregate Periods of Service under Sections
                 2.1 and 2.3.
ARTICLE III

MEMBERSHIP

3.1 Each Employee who was a Member of the Plan immediately preceding the effective date of this amendment and restatement shall participate in this Plan in accordance with the provisions of the Plan in effect on and after such effective date.

3.2 Each other Employee shall become a Member of the Plan on the January 1, April 1, July 1 or October 1 coinciding with or next following the later of (a) the date on which he becomes an Employee as defined in section 1.15 and (b) the date on which he attains his 21st birthday, and is credited with a one-year Period of Eligibility Service, provided, however, that (i) an Employee hired before July 1, 1993 shall become a Member of the Plan on the January 1 or July 1 coinciding with or next following the later of (a) the date on which he becomes an Employee as defined in section 1.18 and (b) the earlier of the date on which he attains his 21st birthday, or is credited with a two-year Period of Eligibility Service, and (ii) an Employee hired before December 1, 1988 who had attained age
        60 prior to his Employment Commencement Date shall become a Member of the Plan on the later of December
        1, 1988 and the January 1 or July 1 coinciding with or next following the date on which he is credited with a one-year period of Eligibility Service.

3.3 A Member of the Plan who forfeits his Period of Eligibility Service due to a Period of Severance in accordance with Section 2.4(a)(1) will cease to be a Member of the Plan. He may re-enter the Plan as a new Member by again satisfying the Membership requirements in accordance with Section 3.2. If a Member has a Period of Severance of at least one year but does not forfeit his Period of Eligibility Service in accordance with Section 2.4(a)(1), he is eligible to participate immediately upon his Reemployment Commencement Date.

ART          ICLE IV

ELI        GIBILITY FOR PLAN BENEFITS


4.1     Normal Retirement Benefit

                 A Member shall be eligible for a
                 Normal Retirement Benefit if his
                 employment is terminated on or
                 after his attainment of his Normal
                 Retirement Age but on or
                 immediately before his attainment
                 of his Normal Retirement Date.

4.2     Early Retirement Benefit

                 A Member shall be eligible for an
                 Early Retirement Benefit if his
                 employment is terminated before
                 he attains his Normal Retirement
                 Age but on or after his attainment
                 of his Early Retirement Age.

4.3     Vested Deferred Benefit

                 A Member shall be eligible for a
                 Vested Deferred Benefit if his
                 employment is terminated for any
                 reason other than death or
                 retirement and after he has a vested
                 interest under the Plan.

4.4     Deferred Retirement Benefit

                 A Member shall be eligible for a
                 Deferred Retirement Benefit if his
                 employment is terminated after his
                 Normal Retirement Date.

4.5     Spouse's Benefit

                 A Member shall be eligible to have
                 a Spouse's Benefit provided for his
                 Eligible Spouse if he dies prior to
                 his Benefit Commencement Date
                 survived by an Eligible Spouse and
                 is vested in any portion of his
                 Accrued Benefit.

4.6     Death Benefit

A Member who is not survived by an Eligible Spouse shall be
eligible to have a Death Benefit provided for his surviving children who have not attained age 23 if he dies while an active Employee and prior to his Benefit Commencement Date, if he has been
credited with a Period of Vesting Service of at least 10 years and
has              attained age 60.
ART                  ICLE V

BEN               EFIT ACCRUAL

5.1     Accrued Benefit

                 Subject to Subsection 7.10(g), each
                 Member shall accrue a monthly
                 benefit equal to $3.00 multiplied
                 by his Period of Benefit Accrual
                 Service through November 30,
                 1988 and $8.00 multiplied by his
                 Period of Benefit Accrual Service
                 after November 30, 1988.  For this
                 purpose, if the Member's Period of
                 Benefit Accrual Service exceeds 30
                 years, those years of a Member's
                 Benefit Accrual Service shall be
                 applied which produce the greatest
                 Accrued Benefit.
ART          ICLE VI

AMO              UNT OF BENEFIT


6.1     Amount of Normal Retirement Benefit

                 A Member's Normal Retirement
                 Benefit shall be the amount
                 determined in either (a) or (b),
                 whichever is applicable.

                      (a)  A Member who
                 retires on the Life Annuity form
                 described in Section 7.3 shall
                 receive a monthly benefit equal to
                 the Accrued Benefit determined in
                 Section 5.1.

                      (b)  A Member who
                 retires on a form of annuity other
                 than the Life Annuity form shall
                 receive a monthly benefit equal to
                 the Actuarial Equivalent of the
                 Accrued Benefit determined in
                 Section 5.1.

                 In no event, however, shall a
                 Member's Normal Retirement
                 Benefit be less than the greatest
                 Early Retirement Benefit he would
                 have been entitled to receive if he
                 had retired early under the
                 provisions of Section 4.2.

6.2     Amount of Early Retirement Benefit

                 A Member who elects to retire at
                 an Early Retirement Date shall
                 receive a monthly benefit equal to
                 the Actuarial Equivalent of his
                 Normal Retirement Benefit.


6.3     Amount of Vested Deferred Benefit

                      (a)  For a Member
                 whose Severance from Service
                 Date is on or after December 1,
                 1989, the monthly amount of his
                 Vested Deferred Benefit
                 commencing at his Normal
                 Retirement Date on the Life
                 Annuity form, as described in
                 Section 7.3, shall be equal to a
                 percentage, in accordance with the
                 following schedule, of the Accrued
                 Benefit, as determined in Section
                 5.1:

                 Period of Vesting Service
Percentage Vested

                      less than 5 years                    0
                      5 or more years                    100

                      (b)  The monthly amount of a Member's
                 Vested Deferred Benefit commencing at his Normal Retirement Date on a form other than the Life Annuity form, as described in Section 7.3, shall be equal to the Actuarial Equivalent of the amount otherwise determined under subsection (a), above.

                 Subject to Section 7.10, a Member may elect to receive his Vested Deferred Benefit at an Early Retirement Date, in which case such benefit shall be equal to the Actuarial Equivalent of the amount otherwise determined under this Section 6.3.

6.4     Amount of Deferred Retirement Benefit

                 Subject to Section 7.10 and 7.11, a Member's
                 Deferred Retirement Benefit shall commence on his Deferred Retirement Date and shall be a monthly benefit equal to the greater of (a) his Accrued
Benefit
                 as of his Benefit Commencement Date and (b) the Actuarial Equivalent of his Normal Retirement Benefit determined as of his Benefit Commencement Date.

6.5     Amount of Disability Benefit

                      (a)  If a Member with at least 15 years of
                 Service becomes totally and permanently disabled while in the service of the Company so that he is eligible for, and receiving, Social Security disability
                 benefits, he may be retired and receive during the period of disability, as determined from time to time by evidence of such disability satisfactory to the Committee, commencing on the first day of the sixth month following such disability an annual disability retirement benefit on the Life Annuity form, as described in Section 7.3, equal to his Accrued Benefit.

                      (b)  The monthly amount of a Member's
                 Disability Benefit on a form other than the Life Annuity form, as described in Section 7.3, shall be equal to the Actuarial Equivalent of the amount otherwise determined under subsection (a) above.

6.6     Amount of Spouse's Benefit

                 The Spouse's Benefit payable for life to a Member's Eligible Spouse shall be:

                      (a)  in the case of a Member who dies on or
                 after his Early Retirement Date, the annuity to which such Member's Eligible Spouse would have been entitled if the Member had retired on the day before his death and his retirement benefit had been payable in the Qualified Joint and Survivor Annuity form, reduced in accordance with Section 6.2; and

                      (b) in the case of a Member who dies prior to his Early Retirement Date, the annuity to which his Eligible Spouse would have been entitled if the Member's Severance from Service Date had occurred on the date of his death (if the Member had not already had a Severance from Service prior to the date of his death), and such Member had survived to his Early Retirement Date, had retired immediately upon attainment of his Early Retirement Date with an immediate Qualified Joint and Survivor Annuity form, reduced as provided in Section 6.2, and had died on the day next succeeding such retirement. The annuity described in this Subsection (b) shall commence to be payable, at the election of such Spouse, as of the first
                 day of any month coincident with or next following the date on which the Member would have attained his Early Retirement Date.

6.7     Amount of Death Benefit

                 Any Member who is not eligible
                 for a Spouse's Benefit under
                 Section 6.6 is eligible for a death
                 benefit if he has at least 10 years
                 of Service and has attained age 60.
                 If after becoming eligible for the
                 death benefit provided by this
                 Section, a Member dies prior to the
                 commencement date of his
                 retirement benefits, a death benefit
                 shall be paid to his surviving
                 children who have not attained age
                 23.

                 The death benefit shall be paid
                 monthly in equal shares to each of
                 the Member's surviving children
                 who shall not have attained age 23
                 at the time of the Member's death.
                 The aggregate amount of the death
                 benefit payable to such children
                 upon the Member's death shall be
                 equal to the value of the amount of
                 a Spouse's Benefit that would have
                 been payable to a hypothetical
                 surviving spouse of the Member
                 born on the third anniversary of the
                 Member's birth.  The death benefit
                 payable to each such child shall be
                 continued until such child attains
                 age 23 or dies, whichever occurs
                 first.  The amount payable to any
                 such child shall not be increased
                 by reason of the termination of the
                 payment of benefits to any other
                 child.
ART         ICLE VII

MAN         NER AND FORM OF PAYMENT


7.1     A Member's Retirement Benefit or Vested Deferred
         Benefit shall, except as provided under Section 7.6,
         7.7 or 7.8, be payable as an annuity commencing on the Member's Retirement Date, or as of the first day of the month coinciding with or next following his termination of employment, if later. The annuity shall be paid on one of the forms described in the following paragraphs of this Article.

7.2 A Member who has an Eligible Spouse at his Benefit Commencement Date shall have his benefit paid on the Qualified Joint and Survivor Annuity form under
         Section 7.4.  However, such Member may, prior to
         his Benefit Commencement Date and subject to Spousal Consent, elect in writing and on a form provided by the Plan Administrator, not to have his benefit paid in this manner and may, prior to such Benefit Commencement Date, instead elect, in writing and on a form provided by the Plan Administrator, to have his benefit paid on the Life Annuity form under
         Section 7.3.

                 No less than 90 days before the
                 Member's Benefit Commencement
                 Date, the Plan Administrator shall
                 furnish the Member with written
                 notification of the availability of
                 making an election not to have his
                 benefit paid on the Qualified Joint
                 and Survivor Annuity form.  This
                 notification shall also inform the
                 Member that he may request an
                 explanation of the terms,
                 conditions and financial effect of
                 making such elections.  Any
                 explanation shall be furnished to
                 the Member within 30 days of his
                 request provided the Member
                 furnishes the Plan Administrator
                 with proof of the date of birth of
                 his Eligible Spouse and such other
                 information as the Plan
                 Administrator may require the
                 Member to provide in order to give
                 such explanation.

                 A Member who elects not to have
                 his benefit paid on the Qualified
                 Joint and Survivor Annuity form
                 may revoke such election at any
                 time prior to his Benefit
                 Commencement Date.

                 A Member who does not have an
                 Eligible Spouse at his Benefit
                 Commencement Date shall have
                 his benefit paid on the Life
                 Annuity form under Section 7.3.

7.3 Life Annuity form provides for monthly payments to the Member continuing to the first day of the month in which his death occurs.

7.4 Qualified Joint and Survivor Annuity form provides for a monthly benefit payable during the lifetime of the Member and upon his death 50% of such monthly benefit payable to his Eligible Spouse for the Eligible Spouse's lifetime. No benefit shall be payable after the death of the Member and his Eligible Spouse.

7.5     Payment of Spouse's Benefit

                      (a)  The Spouse's Benefit shall commence
                 to be paid on the first day of the month next following the later of the Member's death or the date on which the Member would have attained Early
                 Retirement Age.

                      (b)  A surviving Spouse may elect that the
                 Spouse's Benefit commence on the first day of any month following the date specified in Subsection(a) subject to the limitations of Section 7.11.

                      (c)  If a surviving Spouse elects to defer
                 payment pursuant to Subsection (b), the annuity payable to such Spouse shall be the Actuarial Equivalent of the annuity payable as of the date specified in Subsection (a).

7.6     Payment of Death Benefit

                 The Death Benefit payable under Section 6.7 shall commence to be paid on the first day of the month next following the date of the member's death.

7.7     Small Benefit Payments

        In the case of a Member whose Severance from Service is after December 31, 1991, the Trustee shall distribute to the Member or his Spouse, as the case may be, as soon as practicable after the Member's Severance from Service, in a single lump sum payment the Actuarial Equivalent of the Member's vested Accrued Benefit, if the amount of such distribution does not exceed
        $3,500. In the case of a Member whose Severance from Service is before January 1, 1992, the Trustee shall distribute to the Member or his Spouse, as the case may be, as soon as practicable after the Member's Retirement Date, in a single lump sum payment the Actuarial Equivalent of the Member's vested Accrued Benefit, if the amount of such distribution does not exceed $3,500. A Member with no vested interest in his Accrued Benefit as of his Severance from Service shall be deemed to have received a distribution of his entire vested Accrued Benefit of zero dollars as of his Severance from Service.

7.8 Qualified Domestic Relations Order - If required to do so by a qualified domestic relations order, as defined in
        Section 414(p) of the Code, the Trustee may commence distribution of all or a portion of a Member's Accrued Benefit to an alternate payee, as defined in Section 414(p) of the Code, at a time after the Member attains age 50, but prior to the Member's Retirement Date or termination of employment.

7.9 Retirement Benefit Payments - The annual retirement benefits for life shall be payable in monthly installments and shall end with the last monthly payment prior to the death of the Member, or his beneficiary if receiving benefits.

7.10    Reemployment after Retirement - If any retired
         Member is reemployed by the Company, his retirement benefit payments, if any, shall cease until his subsequent retirement and his Service and Credited Service shall be restored to him but the benefit payable upon the Member's subsequent retirement or death shall be reduced (but not to less than zero) by the Actuarial Equivalent of any payments under the Plan previously received by the Member and by the cost of any retirement benefit coverage of the Member's beneficiary under the Plan during such reemployment provided that no reduction shall be made for Disability Benefits received under
         Section 6.5.

7.11    Required Distributions

                 Notwithstanding anything to the contrary contained in this Plan --

                      (a)  The entire interest of each Member
                 must either:

                 (1)  be paid to him not later than the April
                 1st next following the close of his taxable year in which he attains age seventy and one-half
                 (70-1/2); or

                           (2)  commence to be paid to him not
                      later than the date specified in Paragraph (1) and payable, in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life of such Member or the joint lives of such Member and his designated beneficiary, or the life expectancy of such Member or the joint and last survivor life expectancy of such Member and his designated beneficiary;
                      provided, however, that if the distribution of a Member's Retirement Benefit has commenced in accordance with this Paragraph
                      (2), any portion remaining to be distributed at such Member's death shall continue to be distributed at least as rapidly as under the method of distribution in effect as of such Member's death.

                      (b)  If a Member has died prior to the
                 commencement of distributions to him in accordance with Paragaraph (a)(2), the entire interest of such Member shall be distributed:

                 (1) within five (5) years after the death of such Member, or

                 (2)  where distribution is to be made to the
                 Member's designated beneficiary, commencing

                      (A)  within one (1) year (or such
                      longer time as the Secretary of the
                      Treasury may be regulations prescribe)
                      after the Member's death, or

                      (B)  if the designated beneficiary is
                      such Member's surviving Spouse, no
                      later than the date on which such
                      Member would have attained age
                      seventy and one-half (70-1/2), and
                      payable, in accordance with regulations
                      prescribed by the Secretary of Treasury, over a period not extending beyond the life expectancy of such designated beneficiary.

         (c) For purposes of Paragraphs (a)(2) and (b)(2), at the election of the Member or a surviving Spouse the life expectancy of a Member and/or his Spouse may be redetermined, but not more often than annually. In the absence of such an election, life expectancies shall not be redetermined once benefit distribution has commenced.

         (d) Under regulations prescribed by the Secretary of the Treasury, any amount paid to a Member's child shall be treated as if it had been paid to such Member's surviving Spouse if such amount will become payable to such spouse upon the child reaching maturity or such other designated event which may be permitted under such regulations.

         (e)     For purposes of this Section 7.11, the term
                 "designated beneficiary" shall mean a
                 Member's surviving Spouse or an individual designated by the Member pursuant to Section
                 15.5.

         (f) Notwithstanding anything in the Plan to the contrary, the form and timing of all distributions under the Plan shall be in accordance with regulations issued by the Department of the Treasury under section
                 401(a)(9) of the Code, including the incidental death benefit requirements of section
                 401(a)(9)(g) of the Code.

7.12 Direct Transfers - If a Member who is entitled to a distribution of at least $200 which is an "eligible rollover distribution," as defined in Code Section 402(f)(2)(A), elects in writing on a form provided by the Plan Administrator to have such distribution, or a portion of such distribution equal to at least $500 (or the entire distribution if less than $500) paid directly to a specified "eligible retirement plan," as defined in Code Section 402(c)(8)(B), which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, the portion of such distribution which would otherwise be includible in the Mermber's gross income shall be distributed in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified.
ARTI        CLE VIII

CONT         RIBUTIONS AND FUNDING


8.1 The Plan shall be funded for the exclusive purposes of providing benefits to Members and their beneficiaries and for defraying reasonable expenses in administering the Plan.

8.2 All contributions to the Plan shall be made to the Trust and all benefit payments shall be held in the Trust.

8.3 Contributions to the Plan shall not be returned to the Company, except in the following instances:

                      (a)  In the case of a contribution made by
                 the Company pursuant to a mistake in fact, such contribution shall be returned to the Company within one year after the payment of the contribution.

                      (b)  Each contribution to the Plan is hereby
                 conditioned on its deductibility under Section 404 of the Code, and if any part or all of a contribution is disallowed, then to the extent of such disallowance the contribution shall be returned to the Company.

8.4 Forfeitures resulting from a Member's early retirement, termination of employment or death shall not be applied to increase the benefit that any Member would otherwise receive under the Plan and shall be applied as soon as possible to reduce Company contributions.

ART          ICLE IX


LIM  ITATIONS ON BENEFITS AND CONTRIBUTIONS

9.1     As used in this Article IX -

                           (a)  "Annual Addition," for a
                 Limitation Year, means, in the case of any Defined Contribution Plan, the aggregate of -

                                (1)  the amount of a
                 Member's voluntary contributions for the Limitation
                 Year; and

                                (2)  Employer contributions
                 and forfeitures allocated to the Member's accounts for
                 the Limitation Year.

                           (b)  "Annual Benefit" under a
                 Defined Benefit Plan means a retirement benefit payable annually in the form of a straight life annuity
                 under such plan.

                           For purposes of this Subsection
(b) -

                                (1)  if a retirement benefit is
                 provided in a form other than a straight life annuity or
                 a qualified joint and survivor annuity (within the meaning of Section 417(b)(1) of the Code), such benefit shall be adjusted (in accordance with regulations prescribed by the Secretary) to an equivalent benefit in the form of a straight life annuity on the basis of the actuarial assumptions specified in Section 1.2 for optional forms of payment
                 other than the lump sum option (except that the interest rate assumption shall be 5% if the rate specified is less than 5%);

                                (2)  if a retirement benefit is
                 provided in the form of a qualified joint and survivor
                 annuity (within the meaning of Section 417(b)(1) of the Code) which includes additional post-retirement death benefits, such benefit need not be adjusted to the extent the value of the benefit in such form exceeds the sum of (A) the value of a straight life annuity and (B) the value of any post retirement death
                 benefits that would be payable even if the annuity was not in the form of a joint and survivor annuity;

                                (3)  if such annual retirement
                 benefit is attributable in part to employee contributions or to roll-over contributions (as defined
                 in Section 402(a)(5), 403(a)(4) or 408(d)(3) of the
                 Code or Section 409(b)(3)(C) of the Code as in effect prior to 1984), the annual retirement benefit shall be
                 reduced on the basis of the actuarial assumptions specified in Section 1.2 for optional forms of payment
                 other than the lump sum option (except that the interest rate assumption shall be 5% if the rate specified is less than 5%) so that it will be the equivalent of an annual retirement benefit derived solely from employer contributions.

                           (c)  "Defined Benefit Plan" means
                 any Retirement Plan that is not a Defined
                 Contribution Plan.

                           (d)  "Defined Benefit Plan Fraction,"
                 for a Limitation Year, means a fraction,

                                (1)  the numerator of which
                 is the aggregate Projected Annual Benefit (determined as of the last day of the Limitation Year) of the Member under all Defined Benefit Plans, and

                                (2)  the denominator of
                 which is the greater of -

                                     (A)  an amount equal
                 to the lesser of -

                                          (i)  the product of
                 1.25 and the dollar limitation in effect under Section
                 415(b)(1)(A) of the Code for such Limitation Year (adjusted as described in Subsections 9.2(d) and
(e)),
                 or

                                          (ii)  the product
                 of 1.4 and the aggregate Projected Annual Benefit (determined as of the last day of the Limitation
Year)
                 that the Member would receive under all such plans if the plans, in the aggregate, provided the benefit described in Section 415(b)(1)(B) of the Code; or

                                     (B)  in the case of an
                 individual who participated in a Defined Benefit Plan that was in existence on July 1, 1982, the product of
                 1.25 and his Accrued Benefit under the Plan. For purposes of this Subparagraph (B) and Paragraph 9.2(a)(2), an individual's "Accrued Benefit" under a Defined Benefit Plan means the individual's accrued benefit under the Plan (determined as of the end of the last Plan Year beginning before January 1, 1983), expressed as an annual benefit (within the meaning of Section 415(b)(2) of the Code as in effect before the amendments made by the Tax Equity and Fiscal Responsibility Act of 1982).

                                (C)  in the case of an
                 individual who participated in a Defined Benefit Plan that was in existence on May 6, l986, the product of
                 l.25 and his Accrued Benefit under the Plan. For purposes of this Subparagraph (C) and Paragraph 9.2(a)(2), an individual's "Accrued Benefit" under a Defined Benefit Plan means the individual's accrued benefit under the plan (determined as of the end of the last plan year beginning before January l, l987), expressed as an annual benefit (within the meaning of Section 4l5(b)(2) of the Code as in effect before the amendments made by the Tax Reform Act of l986).

                      (e)  "Defined Contribution Plan" means a
                 Retirement Plan that provides for an individual account for each Member and for benefits based solely on the amount contributed to such account and any income, expense, gains, losses, and forfeitures of
                 accounts of other Members in respect of such account.

                      (f)  "Defined Contribution Plan Fraction,"
                 for a Limitation Year, means a fraction,

                           (1)  the numerator of which is the
                 sum of the Annual Additions to a Member's accounts under all Defined Contribution Plans, as of the close of the Limitation Year and for all prior Limitation Years, and

                           (2)  the denominator of which is the
                 sum of the lesser of the following amounts, determined for such Limitation Year and for each prior year of the Member's service with the Company or an Affiliate:

                                (A)  the product of 1.25 and
                 the dollar limitation in effect under Section
                 415(c)(1)(A) of the Code, or

                                (B)  the product of 1.4 and
                 the amount that may be taken into account under
                 Section 415(c)(1)(B) of the Code; provided, however,

                           (3)  the Company may elect, on a
                 uniform and nondiscriminatory basis, to make use of the special transition rule of Section 415(e)(6) of the
                 Code applicable to plan years ending before January 1, 1983, and Section 1106(i)(4) of the Tax Reform
                 Act of 1986 applicable to years ending before January 1, 1987, to determine the denominator of the Defined Contribution Plan Fraction, and

                           (4)  in accordance with regulations
                 promulgated under Section 415 of the Code, the portion of the numerator of the Defined Contribution Plan Fraction attributable to Limitation Years beginning before January 1, 1983, or January 1, 1987, as the case may be, shall be reduced, to the extent necessary, so that the sum of the Defined Benefit
Plan
                 Fraction and Defined Contribution Plan Fraction for the last Limitation Year beginning before January 1, 1983, or January 1, 1987, as the case may be, does not exceed one (1.0).

                 (g)  "Limitation Year" means the Plan Year.

                      (h)  A Member's "Projected Annual
                 Benefit" under a Defined Benefit Plan shall be equal to the Annual Benefit to which he would be entitled under such plan if he were to continue employment until his normal retirement age under such plan (or until his current age, if later), his Section 415 Compensation for the Limitation Year under consideration remains the same until the date he attains such age, and all other relevant factors used to
                 determine benefits under the plan were to remain the same as in the current Limitation Year for all future Limitation Years.

                      (i)  "Retirement Plan" means any plan
                 maintained by the Company or an Affiliate that is (A) a pension, profit sharing or stock bonus plan, described in Section 401 (a) and 501(a) of the Code,
                 (B) an annuity plan or annuity contract described in
                 Section 403(a) of the Code, (C) a simplified employee pension plan described in Section 408(k) of the Code, or (D) a qualified bond purchase plan described in
                 Section 405(a) of the Code. In addition, Retirement Plan shall include (A) an individual retirement account or an individual retirement annuity described in Section 408(a) or 408(b) of the Code (or an individual retirement bond described in 409 of the Code as in effect prior to 1984), or an annuity contract described in Section 403(b) of the Code, if such account or annuity (or bond) is considered to be maintained by the Company or an Affiliate under
                 Section 1.415-7(h) or (i) of the Federal Income Tax Regulations and (B) a program of voluntary contributions contained in a defined benefit pension plan.

                      (j)  "Section 415 Compensation," for any
                 period, means an individual's current compensation from the Company or an Affiliate required to be reported on Form W-2 for such period, including those items listed in Paragraph (1) of Section 1.415-2(d) of the Federal Income Tax Regulations but excluding those items listed in Paragraph (2)
thereof.

9.2      (a)     Notwithstanding anything in this Plan
         to the contrary, the Annual Benefit to which a Member is entitled at any time under this Plan, when added to his aggregate Annual Benefit under all other
         Defined Benefit Plans, shall not, during a Limitation
         Year exceed the greater of -

                           (1)  the lesser of -

                                (A)$90,000, or

                                     (B)  100 percent
                 (100%) of the average of his Section 415
                 Compensation for his high three (3) consecutive calendar years during which he was a Member of the Plan, or

                                (2)  in the case of an
                 individual who was a Member prior to January 1, 1983, his Accrued Benefit as defined in Subparagraph 9.1(d)(2)(B).

                                (3)  in the case of an
                 individual who was a Member prior to January 1, 1987, his Accrued Benefit as defined in Subparagraph 9.1(d)(2)(C)

                      (b)  The Annual Benefit payable under this
                 Plan with respect to which a Member shall be deemed to meet the requirements of Paragraph (a)(1) if -

                                (1)  such Member's Annual
                 Benefit, when added to his aggregate Annual Benefit under all other Defined Benefit Plans, does not exceed
                 $10,000 for the current Limitation Year and for any prior Limitation Year, and

                                (2)  such Member has not at
                 any time participated in a Defined Contribution Plan.

                      (c)  In the case of a Member who has
                 completed fewer than ten (10) years of participation in the Plan, the maximum Annual Benefit allowable under this Plan shall be computed by multiplying the amount determined under Subsection (a) or (b), whichever is applicable, by a fraction, the numerator of which shall be the aggregate of his years of participation and the denominator of which shall be ten (10). The provisions of the previous sentence shall apply to the limitations under Subparagraph
                 (a)(l)(B) and Subsection (b) of this Section 9.2, except
                 that such Subparagraph and Subsection shall be applied with respect to years of the Member's Period of Service rather than years of participation in the Plan. In no event shall the reductions set forth in this
                 Subsection (c) reduce the limitations referred to in Subsections (a) or (b) to an amount less than l/l0 of such limitation (determined without regard to the reductions in this Subsection (c)).

                      (d)  If the Member's Annual Benefit
                 commences after the Social Security Retirement Age, the dollar limitation contained in Section 9.2(a)(1) shall be adjusted (in accordance with regulations prescribed by the Secretary) based on the actuarial assumptions specified in Section 1.2 for optional forms of payment other than the lump sum option (except that the interest rate assumption shall be 5%
if
                 the rate specified is greater than 5%) so that such limitation equals an annual benefit, beginning at the age at which the Member's benefit commences, which is equivalent to a benefit equal to the dollar amount specified under Section 9.2(a)(1) beginning at the Social Security Retirement Age.

                      (e)  In the case of an annual retirement
                 benefit that begins before a Member's Social Security Retirement Age, the dollar limitation contained in Subsection (a)(1) shall be adjusted (in accordance with regulations prescribed by the Secretary) to the actuarial equivalent, as of the date such benefits commence, of a benefit equal to the amount specified in Subsection (a)(1) commencing at the Social Security Retirement Age on the basis of the actuarial assumptions specified in Section 1.2 for optional forms of payment other than the lump sum option (except that the interest rate shall be 5% if the rate
                 specified is less than 5%).

                      (f)  The dollar limitations contained in
                 Subsection (a) shall be adjusted for increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury under
                 Section 415(d) of the Code. Each annual adjustment shall be limited to the scheduled annual increase, as determined by the Secretary, and shall become effective on January 1 of the year for which the increase has been determined.

9.3 Notwithstanding the provisions of Section 9.2, for each Member who is also a participant in any Defined Contribution Plan, the Trustee will compute such Member's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction and will adjust his Annual Additions under the Defined Contribution Plans and his Projected Annual Benefit under the Defined Benefit Plans, so that the sum of such fractions, for any Limitation Year, will not exceed (1.0). Reductions in such Annual Additions and such Projected Annual Benefit shall be made in the following order:

                      (a)  First, voluntary contributions
                 constituting Annual Additions under each Retirement Plan shall be reduced proportionately to the voluntary
                 contributions which the Member could otherwise have made to such Retirement Plans;

                      (b)  Second, the Member's Projected Annual
                 Benefit under this Plan shall be reduced by the proportion that his Projected Annual Benefit under each such Plan bears to his aggregate Projected Annual Benefit under all such Plans;

                      (c)  Third, Employer Contributions (other
                 than Salary Reduction Contributions) to profit sharing
                 plans and stock bonus plans shall be reduced proportionately to such Employer Contributions that would otherwise be made to the Member's accounts under such Plans; and

                      (d)  Fourth, Salary Reduction Contributions
                 to Defined Contribution Plans shall be reduced proportionately to the Salary Reduction Contributions that would otherwise be made to the Member's accounts under such Plans.

                 9.4  If, on a Member's Benefit Commencement
                 Date, his Accrued Benefit, computed without regard to this Article IX, exceeds the maximum annual benefit which he may receive under the provisions hereof, his retirement benefit shall be adjusted on the
                 first day of each subsequent Plan Year to take into account any increase, since his Benefit Commencement Date, in the maximum permissible retirement benefit; provided, however, that such retirement benefit shall not at any time exceed his Accrued Benefit, computed without regard to this
                 Article IX, as of his Benefit Commencement Date.

9.5     The limitation imposed by this Article IX shall be
         administered in accordance with the final regulations
         and rulings issued by the Secretary of the Treasury
         under Section 415 of the Code.
ART          ICLE X

TOP            -HEAVY PLAN YEARS

10.1    For purposes of this Article X:

                      (a)  (1)  "Key Employee" means any
                 Employee who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is --

                                (A)  one of the ten (10)
                 Employees owning the largest interests in the Company and all Affiliates considered as a unit;

                                (B)  an owner of (i) more
                 than five percent (5%) of the outstanding stock, or of
                 stock possessing more than five percent (5%) of the total combined voting power, of the Company or any Affiliate, or (ii) more than five percent (5%) of the capital or profits interest in any Affiliate which is not
                 a corporation;

                                (C)  an owner of (i) more
                 than one percent (1%) of the outstanding stock or of stock possessing more than one percent (1%) of the total combined voting power of the Company or any Affiliate or (ii) more than one percent (1%) of the capital or profits interest in any Affiliate which is not
                 a corporation, in either case if and only if the Section
                 415 Compensation of such owner from the Company and all Affiliates combined exceeds $150,000; or

                                (D)  an officer of the
                 Company or an Affiliate whose Section 415
                 Compensation exceeds 50% of the dollar limitation in effect under Section 415(b)(1)(A) for any such Plan Year.

                           (2)  For purposes of Subparagraph
                 (1)(A),

                                (A)  no Employee shall be
                 considered a Key Employee if such Employee's
                 Section 415 Compensation is not more than the amount determined under Section 415(c)(1)(A) of the Code (as adjusted pursuant to Section 415(d)(1)(B) of the Code) for the calendar year in which falls the Determination Date; and

                                (B) if any two Employees own
                 the same interest in the Company or any Affiliate, the
                 Employee having the larger Section 415
                 Compensation will be considered to own the larger interest.

                           (3)  For purposes of Subparagraphs
                 (1)(A)-(C), an Employee shall be considered as owning all interests in the Company or an Affiliate which he owns directly or would be considered as owning under the rules contained in Section 318 of the Code, except that subparagraph (C) of Section 318(a)(2) shall be applied by substituting "5%" for "50%".

                           (4)  No more than the greater of
                 three (3) Employees or ten percent (10%) of all Employees (up to a maximum of fifty (50)) of the Company and all Affiliates combined shall be considered officers for purposes of Subparagraph
                 (1)(D) and, with respect to Plan Years beginning on or before February 28, 1985 no Employee of the Company or an Affiliate which is not a corporation shall be considered an officer for such purposes. Where the actual number of such officers exceeds the limits imposed by the preceding sentence, those Employees who will be considered officers for purposes of Subparagraph (1)(D) shall be the officers having the highest annual compensation during the five (5) year period consisting of the Plan Year and the four (4) preceding Plan Years.

                      (b)  "Determination Date" means with
                 respect to any Plan Year, the last day of the immediately preceding Plan Year.

                 (c)  "Aggregation Group" means

                           (1)  each plan of the Company or an
                 Affiliate, which --

                                (A)   has one or more
                 participants who are Key Employees, or

                                (B)   enables any plan
                 described in Subparagraph (A) to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

                 plus, at the Company's election,

                           (2)  any other plan or plans which,
                 when considered together with the plan or plans described in Paragraph (1), satisfy the requirements of
                 Section 401(a)(4) and/or Section 410 of the Code.

                      (d)  "Employee" and "Key Employee"
                 include their beneficiaries.

                      (e)  "Top-Heavy Plan Year" means any
                 Plan Year with respect to which the Plan is a Top-Heavy Plan described in Section 10.3, such Section
                 10.3 to be read as incorporating the definitions supplied by Section 416 of the Code and the regulations promulgated thereunder, and those of any successor statute thereto.

                      (f)  "Section 415 Compensation" has the
                 meaning assigned to it in Section 9.1(i) of the Plan, but determined without regard to Sections 125, 402(a)(8) and 402(b)(1)(B) of the Code.

10.2 To the extent required under Section 401(a)(10)(B) and/or Section 416 of the Code (or any successor statute(s) thereto), for any Top-Heavy Plan Year, the provisions of the Plan shall apply only to the extent not inconsistent with Sections 10.4 through 10.7 of the Plan.

10.3     (a)     The Plan is a Top-Heavy Plan with
         respect to a Plan Year, if, as of the Determination
         Date of such Plan Year --

                           (1)  the cumulative accrued benefits
                 of Key Employees under the Plan exceeds sixty percent (60%) of the cumulative accrued benefits of all Employees under the Plan unless the Plan is a Member of an Aggregation Group with respect to which the percentage test described in Subparagraph
                 (2)(B) is not met; or

                           (2)  the Plan is a Member of an
                 Aggregation Group --

                                (A)   which is described in
                 Section 10.1(c)(1),and

                                (B)   with respect to which
                 the sum of --

                                       (i)  the present value
                 of the cumulative accrued benefits of all Key
                 Employees under all defined benefit plans within the Aggregation Group, and

                                      (ii)  the aggregate of
                 the account balances of all Key Employees under all defined contribution plans in the Aggregation Group -
                 -

                 exceeds sixty percent (60%) of the sum of --

                                       (i)  the present value
                 of the cumulative accrued benefits of all Employees under all defined benefit plans included in the Aggregation Group, and

                           (ii)  the aggregate of
         the account balances of all Employees under all defined contribution plans in the Aggregation Group.

                      (b)  For purposes of this Section 10.3:

                           (1)  the accrued benefit and/or account
                 balances of any Employee who is not a Key
                 Employee during the Plan Year but who was a Key
                 Employee during any prior Plan Year shall be disregarded;

                           (2)  the present value of an Employee's
                 accrued benefit under a defined benefit plan as of a Determination Date shall be determined as of that valuation date which occurs within twelve (12) month period ending on such Determination Date and is used by the enrolled actuary for computing Plan costs for minimum funding, as if the Employee's separation from service occurred on such valuation date.

                           (3)  the account balance of an
                 Employee in a defined contribution plan as of any Determination Date shall be equal to the account balance of the Employee on the valuation date which occurs within the twelve (12) month period ending on such Determination Date including an adjustment for contributions made or which are due as of such Determination Date.

                           (4)  for any Plan Year beginning after
                 1984, the present value of the accrued benefit or the account balance of any Employee who has not performed services for the Company during the five
                 (5) year period ending on the Determination Date shall be disregarded.

                           (5)  the account balance of an
                 Employee in a defined contribution plan or the
                 present value of the accrued benefit of an Employee in a defined benefit plan, as of a Determination Date
-

                                (A)   excludes any rollover
                 contribution or similar transfer to such plan made after December 31, 1983 and attributable to the Participant's interest in a plan other than a plan maintained by the Company or an Affiliate, and

                                (B)   includes any amount
                 distributed with respect to the Employee under the plan within the five (5) year period ending on the Determination Date, except to the extent that such amount is included in such Employee's account balance or the present value of his accrued benefit pursuant to Paragraph (2) or (3). This Subparagraph
                 (B) shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, and

                           (6)  the present value of Employees'
                 accrued benefits shall be determined using the actuarial assumptions specified in Section 1.2.

10.4     (a)     The Accrued Benefit, commencing on
         or after the Normal Retirement Date of each individual, other than a Key Employee, who was a Member during any Top-Heavy Plan Year shall be the greater of:

                           (1)  such Member's Accrued Benefit
                 determined under Article V, or

                           (2)  an amount equal to two percent
                 (2%) of such Member's Highest Average
                 Compensation for each of the first ten (10) years of his Top-Heavy Service, adjusted pursuant to Subsection(c); provided, however, that in the case of
a
                 Member whose Benefit Commencement Date is later than his Normal Retirement Date, the amount determined under this Paragraph (2) commencing on such Benefit Commencement Date shall not be less than the Actuarial Equivalent of the Accrued Benefit that would have been payable pursuant to this Paragraph (2) on the Member's Normal Retirement
                 Date.

                      (b)  For purposes of this Section 10.4:

                           (1) "Highest Average Compensation"
                 means a Member's average Section 415 Compensation for the five (5) consecutive years during which his aggregate Section 415 Compensation was highest, excluding compensation earned by such Member --

                                (A)   after the close of the
                 last Top-Heavy Plan Year, or

                                (B)   prior to December 1,
                 1984, except to the extent that compensation prior to Decmeber 1, 1984 is required to be taken into account so that such average is based on a five (5) year period.

                           (2)  "Top-Heavy Service" means the
                 Member's Period of Service, excluding any Service --

                                (A)   during a Plan Year
                 which was not a Top-Heavy Plan Year, or

                                (B)   prior to December 1,
                 1984.

                      (c)  In the case of a Member who is also a
                 participant in a defined contribution plan maintained by the Company or an Affiliate, the amount described in Paragraph (a)(2) shall be reduced by the actuarial equivalent, determined as of the date of the Member's Benefit Commencement Date, of the Member's account balance under such defined contribution plan derived from employer contributions (which account balance shall be deemed to include prior withdrawals made by the Member accumulated at interest to the Member's Benefit Commencement Date). For purposes of this Subsection (c), actuarial equivalence
                 and the interest rate referred to in the preceding sentence shall be determined using the actuarial assumptions described in Section 1.2.

10.5 The Accrued Benefit of any individual, other than a Key Employee, who was a Member during any Top-
         Heavy Plan Year shall be the greater of:

                      (a)  his Accrued Benefit determined in
                 accordance with Article V; or

                      (b)  his Accrued Benefit computed in
                 accordance with Section 10.4(a)(2).

10.6     (a)     For any Top-Heavy Plan Year, each
         Member shall be vested in his Accrued Benefit in accordance with the following schedule:


Nonforfeitable
        Years of Service
Percentage

        Fewer than Two years                               0%
        Two years but less than Three Years
20%
        Three years but less than Four years
40%
        Four years but less than Five years
60%
        Five or more years
100%

                      (b)  Any portion of a Member's Accrued
                 Benefit which has become vested pursuant to Subsection (a) shall remain vested after the Plan has ceased to be a Top-Heavy Plan.

                      (c)  Any Member who has completed a
                 Period of Service of at least three years prior to the
                 beginning of the Plan Year in which the Plan ceased to be a Top-Heavy Plan shall continue to vest in his Accrued Benefit according to the schedule set forth in
                 Subsection (a) after the Plan has ceased to be a Top-
                 Heavy Plan.

10.7 For any Top-Heavy Plan Year, the limitations contained in Article IX of the Plan shall be applied by substituting "1.0" for "1.25" in Section 9.1(c)(2) and 9.1(f)(2) of the Plan, and the transitional rule under
         Section 415(e)(6) of the Code, the use of which is provided for by Section 9.1(f)(3) of the Plan shall be applied by substituting $41,500 for $51,875, unless for such Plan Year --

                      (a) the requirements of Section 10.4 would be satisfied if "three percent (3%)" were substituted for
                 "two percent (2%)" in Subsection (a)(1) thereof; and

                      (b)  the Plan would not be a Plan described in
                 Section 10.3 if "ninety percent (90%)" were substituted for "sixty percent (60%)" wherever the latter figure appears in Section 10.3.

ARTICLE XI

ADMINISTRATION; CLAIMS PROCEDURE

11.1 Salant Corporation by its approval of the Plan, as amended, accepts responsibility as a named fiduciary of the Plan with respect to the selection and retention of the Trustee of the Fund, the selection and retention of any Investment Manager, the selection of the members of the Committee and for reviewing the performance of such Committee as to the fiduciary duties and responsibilities vested in it under the Plan as hereinafter set forth. Salant Corporation shall act by resolution of its Board of Directors. Such action shall be evidenced by written resolution certified in writing by the Secretary or any Assistant Secretary of Salant Corporation.

                 11.2 The Committee shall consist of not fewer than 3 nor more than 5 members and may, but need not, include members of the Board of Directors of Salant Corporation. Any member may resign at will by notice to Salant Corporation or be removed (with or without cause) by Salant Corporation. The
                 Committee shall have exclusive responsibility and authority for approving and reviewing the Plan's investment and funding objectives and policies; and for reviewing and evaluating the performance and policies of the Trustee and of any Investment Manager. The Committee shall report regularly, at least annually, to the Board of Directors of Salant Corporation with respect to its evaluation of same. The Committee shall also have primary responsibility and authority for the administration of the Plan, including the authority to interpret its provisions, to
                 authorize distributions from Plan assets, to establish
                 and enforce such rules and regulations as it shall deem proper for the administration of the Plan, to determine the amount of benefits which shall be payable to any person in accordance with the provisions the Plan, to establish benefit claim procedures, to consider and decide conclusively appeals by any claimant in accordance with an appeals procedure established by the Committee and to authorize the payment of benefits from Plan assets.
                 The decisions of the Committee in the interpretation of the provisions of the Plan and the determination of
                 questions regarding eligibility for and the amount of benefits payable in accordance with the provisions of the Plan shall be conclusive and binding upon all parties. The Committee shall also have the responsibility for compiling and communicating to the Investment Manager, if any, the financial information and projections with respect to anticipated contributions to and distributions from the Plan so that the current and ongoing liquidity and other financial needs of the Plan may be properly integrated
                 into the recommendations of the Investment Manager respecting the Plan's investment objectives. The Committee shall have the authority to engage independent actuaries, counsel and consultants in order to fulfill its responsibilities, to rely on the advice of same and to compensate same out of Plan assets. The Committee shall also have the responsibility with respect to reporting and disclosure
                 requirements under the Employee Retirement Income Security Act of 1974. The Committee shall also, from time to time, recommend Plan amendments to the Board of Directors of Salant Corporation as the Committee in consultation with others may deem appropriate. In addition to and in furtherance of the
                 powers and authorities herein conveyed, the Committee shall be authorized, in its discretion, to allocate responsibilities among one or more of its members, and to delegate responsibilities to any person or persons selected by it. Any action taken by
                 the Committee shall be taken by a majority of its members at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by at least two members or by one member and the secretary of the Committee shall be sufficient evidence to any person of any action taken by such Committee.

11.3 Salant Corporation shall have the power to appoint one or more Investment Managers of the Fund. Any Investment Manager appointed by Salant Corporation shall have responsibility for recommending investment objectives and policies to the Committee and for implementing same. The Investment Manager shall be responsible for investment decisions involving assets of the Fund over which the Investment
         Manager has authority and shall make regular reports to the Committee.

11.4 Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan.

                 11.5 In the event of a dispute between the Trustees or Committee and a Member or beneficiary over the amount of benefits payable under the Plan, the Member or beneficiary may file a claim for benefits by notifying the Committee of such claim. Such notification may be in any form adequate to give reasonable notice to the Committee, shall set forth the
                 basis of such claim and shall authorize the Committee to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of
                 any benefits to which the claimant may be entitled under the Plan.

11.6 The Committee shall decide whether to grant a claim within ninety (90) days of the date on which the claim is filed, unless special circumstances require a longer period for adjudication and the claimant is notified in writing of the reasons for an extension of time within such ninety (90) day period; provided, however, that no extension shall be permitted beyond ninety (90) days after the date on which the claimant received notice of the extension of time from the Committee. If the Committee fails to notify the claimant of their decision to grant or deny the claim, such claim shall be deemed to have been denied by the Committee and the review procedure described in Subsection (3) shall become available to the claimant.

11.7     (a)     Whenever a claim for benefits is
         denied, written notice, prepared in a manner calculated to be understood by the claimant, shall be provided to the claimant, setting forth the specific reasons for the denial and explaining the procedure for review of the decision made by the Committee. If the denial is based upon submission of information insufficient to support a decision, the Committee shall specify the information which is necessary to perfect the claim and its reasons for requiring such additional information.

                      (b)  Any claimant whose claim is denied,
                 may, within sixty (60) days after the receipt of written
                 notice of such denial, request in writing a review by the Board, the Members of which shall be "named fiduciaries," within the meaning of Section 402(a) of ERISA for the purpose of adjudicating such appeals. Such claimant or the claimant's representative may examine any Plan documents relevant to the claim and may submit the issues and comments in writing. The Board shall adjudicate the claimant's appeal within sixty (60) days after its receipt of the claimant's written request for review, unless special circumstances require a longer period for adjudication
                 and the claimant is notified in writing of the reasons
                 for an extension of time within such sixty (60) day period; provided, however, that such adjudication shall be made no later than one hundred twenty (120) days after the Board's receipt by them of the claimant's written request for review.

                      (c) If the Board fails to notify the claimant of its decision with respect to the claimant's request
                 for review within the time specified by this Subsection (3), such claim shall be deemed to have been denied on review.

11.8 If the claim is denied by the Board, such decision shall be in writing, shall state specifically the reasons for the decision, shall be written in a manner calculated to be understood by the claimant and shall make specific reference to the pertinent Plan provisions upon which it is based.

11.9 The procedure set forth in this Article XI shall be revised as necessary to conform to regulations promulgated by the United States Department of Labor or any successor authority regulating claims procedures for employee benefit plans.

ARTI         CLE XII

THE                TRUST FUND


12.1 The Company shall enter into a Trust Agreement with the Trustee, for the establishment and maintenance of the Trust Fund. The Trust Agreement shall be deemed to form a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to the terms of the Trust Agreement.

12.2 The Trustee shall manage and control the Trust Fund in accordance with the terms of the Trust Agreement. The Trustees shall pay benefits to Members or former Members only upon the specific instructions of the Committee.

12.3    Administrative expenses of the Plan shall be paid out
         of the Trust Fund unless and to the extent paid by the
         Company.  The Company may reimburse the Trust
         Fund for any payment so made.
ARTI        CLE XIII

AMEN   DMENT AND TERMINATION OF THE PLAN

13.1    Amendment of the Plan

                 The Company reserves the right to modify or amend this Plan from time to time and to any extent that it may deem advisable, including without limitation any amendment deemed necessary to insure the continued qualification of this Plan under the provisions of the
                 Internal Revenue Code. Any amendment shall be made pursuant to a resolution duly adopted by the Company's Board of Directors. No amendment shall have the effect of returning to the Company the whole or any part of the assets of this Plan or of diverting
                 any part of the assets of this Plan to purposes other than for the exclusive benefit of the Members and their beneficiaries at any time prior to the satisfaction
                 of all the liabilities under this Plan with respect to
                 such persons. If such amendment reduces the Accrued Benefit of any Member, such amendment shall not be valid unless approved by the Secretary of
                 Labor or unless he fails to take action disapproving such amendment within 90 days after receiving notice of it.

                 Except as otherwise provided in regulations prescribed
                 by the Secretary of the Treasury, an amendment to the Plan which has the effect of eliminating or reducing an early retirement benefit or eliminating an optional
                 form of benefit with respect to benefits attributable to
                 service prior to such amendment shall be treated as reducing Accrued Benefits for purposes of this
                 Section 13.1.

                 A Plan amendment that changes the Plan's vesting schedule shall not be effective with respect to any Member with a three-year Period of Vesting Service who makes an irrevocable election during the election period to have his benefit determined without regard to such amendment.

                 For purposes of the preceding paragraph the election period shall begin on the date the Plan amendment is adopted and end on the latest of the following dates:

                      (i)  The date which is 60 days after the
                      day the Plan amendment is adopted,

                      (ii)  The date which is 60 days after the
                      day the Plan amendment is effective, or

                      (iii)  The date which is 60 days after
                      the day the Member is issued written
                      notice of the Plan amendment by the
                      Plan Administrator.

13.2    Termination of the Plan

                 (a)  Termination.  The Company reserves
                 the right to terminate the Plan, in whole or in part, at any time.

                 (b)  Benefits are Non-Forfeitable.  Upon
                 termination or partial termination of the Plan, the rights of all affected Members to their Accrued Benefits in accordance with Section
                 5.1 to the date of termination or date of partial termination shall be non-forfeitable, except as provided under the provisions of Article XIV.

13.3    Allocation of Assets Upon Plan Termination

                 Upon termination of the Plan in accordance with the provisions of Section 13.2, the Plan's assets shall be
                 allocated in accordance with the following order, subject to the provisions of Title IV of ERISA:

                 (a)  Benefits payable as an annuity to
                 (i) Members and their beneficiaries who began receiving benefits at least three years prior to the termination date of the Plan and (ii)
                 Members and their beneficiaries who could have been receiving benefits as of three years prior to the termination date of the Plan if they had retired prior to the beginning of the three year period and if their benefits had commenced (on the Life Annuity form under this Plan) as of the beginning of such period, based on the provisions of the Plan (as in effect during the five year period ending on such termination date) under which such benefit would be the least.

         Salant Corporation may at any time require any Affiliate to withdraw from the Plan, and any Affiliate may voluntarily withdraw with Salant Corporation's consent, and upon any such withdrawal, the Plan, in respect of such Affiliate, shall be terminated.

         Upon a termination of the Plan with respect to an Affiliate, the Trustees shall allocate and segregate for the benefit of the Members then or theretofore employed by such Affiliate their proportionate interest in the Trust Fund.

                 (b)  All other benefits which are insured by
                 the Pension Benefit Guaranty Corporation determined without regard to Section 4022(b)(5) of ERISA or which would have been so insured if Section 4022(b)(6) of ERISA did not apply.

                 (c) All other non-forfeitable benefits under the Plan.

                 (d)  All other benefits under the Plan.

         If the assets of the Plan available for allocation under
                 (a) or (b) are insufficient to satisfy in full the benefits which are described, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the Plan's date of termination) of their respective benefits.

         Any residual assets of the Plan remaining after the satisfaction of all liabilities of the Plan shall be distributed to the Company.

13.4    Merger or Consolidation

                 No merger or consolidation with, or transfer of
assets
                 or liabilities to, any other plan shall be made
unless
                 each Member in this Plan would receive a benefit, if the Plan terminated immediately after the merger, consolidation or transfer, equal to or greater than the
                 benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated.
ARTI         CLE XIV

LIMITATION OF BENEFITS FOR HIGHLY PAID EMPLOYEES


14.1 In the event of Plan termination, the benefit payable to any highly compensated employee or any highly compensated former employee (as defined in section 414(q) of the Code and regulations thereunder) shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code. If payment of benefits is restricted in accordance with this Section 14.1, assets in excess of the amount required to provide such restricted benefits shall become a part of the assets available under
         Section 13.3 for allocation among Members and their contingent annuitants and beneficiaries whose benefits are not restricted under this Section 14.1.

14.2 The restrictions of this Section 14.2 shall apply prior to termination of the Plan to any Member who is a highly compensated employee or a highly compensated former employee and who is one of the 25 highest paid employees of the Company and its Affiliates for any Plan Year. The annual payments to any such Member shall be limited to an amount equal to the payments that would have been made to the Member under a single life annuity that is the Actuarial Equivalent of the sum of the Member's Accrued Benefit and any other benefits under the Plan.

14.3    The restrictions in Section 14.2 shall not apply:

                 (a)  if, after the payment of all benefits
                 payable to such Member, the value of the Plan assets equals or exceeds 110 percent of the value of the current liabilities (within the meaning of section 412(1)(7) of the Code);

                 (b) if the value of all benefits payable to such Member is less than one percent (1%) of the value of current liabilities; or

                 (c) if the value of all benefits payable to such Member does not exceed $3,500 (or such other amount as is specified in section 411(a)(11) of the Code.

ARTICLE X       V

MISCELLAN       EOUS PROVISIONS


15.1    Evidence of Survival

                 Where a benefit payment is contingent upon the survival of any person, evidence of such person's survival must be furnished either by personal endorsement of the check drawn for such payment or by other evidence satisfactory to the Plan Administrator.

15.2    Non-Alienation of Benefits

                 Except in the case of a qualified domestic relations order within the meaning of Section 414(p) of the Code, benefit payments may not be assigned or hypothecated and, to the extent permitted by law, no such payment will be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. No portion of any benefit payable under the Plan shall be alienated except for those amounts designated by the Member, provided (a) such amounts do not exceed 10% of any benefit payment and (b) any such designation made by a Member may be revoked by him at any time.

15.3    Payments to Incompetents

                 If the Company receives evidence satisfactory to it that (a) a payee entitled to receive any payment under
                 the Plan is physically or mentally incompetent to receive such payment or is a minor, (b) another person or an institution is then maintaining or has custody of such payee and (c) no guardian, committee or other representative of the estate of such payee has
                 been appointed, the Plan Administrator may direct that payments be made (in the case of a minor at a rate not exceeding $50 a month) to such other person or institution.

15.4    Misstated Information

                 If any information has been misstated on which a benefit under the Plan with respect to a person was based, such benefit shall not be invalidated but the amount of the benefit shall be adjusted to the proper amount as determined on the basis of the correct information. Overpayments, if any, with interest as determined by the Plan Administrator shall be charged against any payments accruing with respect to the person. The Plan Administrator reserves the right to require proof of age of any person entitled to a benefit under this Plan.

15.5    Beneficiary

                 Subject to Section 7.2, a Member shall designate, with the right to change such designation, a beneficiary to receive any payment or payments to which a beneficiary may become entitled under the Plan. Any other person to whom periodic payments are payable under this Plan may designate, with the right to change such designation, a beneficiary to receive any remaining periodic payments becoming due upon the death of such person provided that no prior conflicting designation by a Member is then in effect with respect thereto. If no designated beneficiary is surviving when a payment is to be made to a beneficiary, the commuted value of any remaining periodic payments shall be made to the person or persons in the first surviving class of the following classes of successive preference beneficiaries: (a) the Member's widow or widower,
                 (b) the Member's surviving children, (c) the Member's surviving parents, (d) the Members surviving brothers and sisters, (e) the executors or administrators of the
                 person upon whose death the payments become due.

15.6 The law of the State of New York shall be the controlling state law in all matters relating to the Plan and shall apply to the extent it is not preempted by the laws of the United States of America.

                      IN WITNESS WHEREOF, the Company, by
                 its duly authorized officers, with its corporate seal affixed, has caused this Plan to be executed this

                 day of   December 1994.

                                SALANT CORPORATION



                                By


Attest:





6960

03/23/95
                   APPENDIX A

               ADOPTING COMPANIES

Name                  Effective Date

Salant Corporation          January 1, 1979

Denton Mills, Inc.          January 1, 1992